EXHIBIT 5



                      (FOLEY AND LARDNER LETTERHEAD)




                            September 9, 1998





WPS Resources Corporation
Wisconsin Public Service Corporation
700 North Adams Street
Green Bay, WI  54307

Ladies and Gentlemen:

          We have acted as counsel for WPS Resources Corporation, a Wisconsin corporation ("Resources") and Wisconsin Public Service Corporation, a Wisconsin corporation ("WPSC"), in connection with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by Resources and WPSC with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating (i) to 180,000 shares of the Common Stock, $1.00 par value per share of Resources (the "Common Stock"); (ii) $10,450,000 of Deferred Compensation Obligations of Resources and WPSC (the "Obligations"); (iii) an indeterminate amount of interests in the WPS Resources Corporation Deferred Compensation Plan (the "Plan"), all of which may be issued pursuant to the Plan.

          We have examined: (a) the Plan; (b) signed copies of the Registration Statement; (c) Articles of Incorporation and Bylaws, as amended to date for each of Resources and WPSC; (d) resolutions of the Boards of Directors of Resources and WPSC relating to the Plan; and (e) such other documents and records as we have deemed necessary to enable us to render this opinion.

          Based upon the foregoing, we are of the opinion that:

     1. Resources and WPSC are each corporations validly existing under the laws of the State of Wisconsin.

     2. The shares of Common Stock, when issued pursuant to the terms and conditions of the Plan, and as contemplated in the Registration Statement, will be validly issued fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of Resources for services performed, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

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WPS Resources Corporation
Wisconsin Public Service Corporation
September 9, 1998
Page 2

     3. The Obligations when issued pursuant to the terms of the Plan, and in connection with deferred compensation payable by Resources, will be validly issued and binding obligations of Resources.

     4. The Obligations when issued pursuant to the terms of the Plan, and in connection with deferred compensation payable by WPSC, will be validly issued and binding obligations of WPSC.

          We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of said Act.

                              Very truly yours,


                              /s/ Foley & Lardner

                              FOLEY & LARDNER

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